Exhibit 10.1

                             Summary of Compensation
                         Arrangements with Mr. Gerardin

     Mr. Scott Gerardin, an employee-director, was made Senior Vice President, General Counsel, Assistant Secretary of the Corporation effective January 1, 2005. His salary for 2005 is as follows:

                             Tri City          Tri City
            Name            Bankshares      National Bank           Total

    Scott D. Gerardin       $  5,000           $128,400           $133,400

     In addition, officers are eligible to participate in the Corporation's bonus plan and 2003 stock purchase plan.